UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2022

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2022, American Tower Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as the representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 8,350,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a registered public offering pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-265348), as filed with the Securities and Exchange Commission on June 1, 2022. The Underwriters were also granted a 30-day option to purchase an additional 835,000 shares of Common Stock to cover over-allotments, if any. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Items.

On June 7, 2022, the Company settled the registered public offering described above, issuing 9,185,000 shares of Common Stock (including 835,000 shares of Common Stock issued pursuant to the underwriters’ exercise in full of their over-allotment option). The offering resulted in net proceeds to the Company of approximately $2,291.9 million, after reflecting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from this offering to repay existing indebtedness under its $3.0 billion 364-day U.S. Dollar-denominated unsecured term loan entered into in December 2021, including borrowings thereunder that were used to finance its acquisition of CoreSite Realty Corporation, which closed in December 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock, dated June 2, 2022, among American Tower Corporation, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC as representatives of the underwriters.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of Common Stock.

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Company’s offering of Common Stock.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of Common Stock (included in Exhibit 5.1 hereto).

23.2	Consent of Sullivan & Worcester LLP relating to the Company’s offering of Common Stock (included in Exhibit 8.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: June 7, 2022	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer